股权转让协议
EQUITY TRANSFER AGREEMENT

由/By and between

刘东强先生 / Dongqiang LIU

（作为*出让方*）
(As the ***Transferor***)

与/And

Sunsi Energies Hong Kong Limited

（作为*受让方*）
(As the ***Transferee***)

关于/With regard to

关于出售与购买文登和谐硅业有限公司60%的股权
For the sale and purchase of the 60% equity interests
in Wendeng He Xie Silicon Co., Ltd.

2010年 11月22日
November 22, 2010

目录

本股权转让协议（*本协议*）由下列各方于2010年11月22日于威海签订：
This EQUITY TRANSFER AGREEMENT (this ***Agreement***) is entered into in Weihai on November 22, 2010 by and between:

刘东强先生，中华人民共和国公民，身份证号码为370632196507035654，住址为中国山东省文登市米山路甲71-5号1单元602室（*出让方*）；
Liu Dongqiang, a citizen of the People's Republic of China, whose ID Card number is 370632196507035654 and residential address is at Room 602 Unit 1 No. Jia 71-5, Mishan Road, Wendeng City, Shandong Province, PRC (the ***Transferor***);

和/and

Sunsi Energies Hong Kong Limited，一家根据香港法律合法成立并有效存续的有限责任公司，其法定地址为香港中环康乐广场1号怡和大厦401室（*受让方*）。
Sunsi Energies Hong Kong Limited, a private company with limited liability duly incorporated and existing under the Laws of Hong Kong with its legal address at 401 Jardine House, 1 Connaught Place, Central, Hong Kong (the ***Transferee***).

转让方和受让方单独称为*一方*，合称为*双方*。
The Transferor and the Transferee may be individually referred to as a ***Party***, and collectively referred to as the ***Parties***.

鉴于
WHEREAS

A. 文登和谐硅业有限公司（*公司*）是根据中华人民共和国（*中国*）法律合法成立并有效存续的有限责任公司，其法定注册地址为中国山东省文登市米山镇北郑格村，公司注册资本为人民币500万元，已全额缴足。出让方是公司的唯一股东，持有公司100%的股权。
Wendeng He Xie Silicon Co., Ltd. (the ***Company***) is a limited liability company duly organized and validly existing under the Laws of the People's Republic of China (***PRC***) with its registered address at North Zhengge Village, Mishan Town, Wendeng City, Shandong Province, PRC. The Company's registered capital is RMB 5,000,000 which has been paid up. The Transferor is the sole shareholder of the Company and holds 100% equity interests in the Company.

B. 出让方希望根据本协议的规定向受让方出售和转让、受让方希望根据本协议的规定向出让方购买和受让公司60%的股权（*目标股权*）。
The Transferor wishes to sell and transfer and the Transferee wishes to buy and acquire, in accordance with this Agreement, 60% equity interests in the Company (***Target Equity***).

有鉴于此，按照诚实信用、公平和互利原则，各方经友好协商达成如下协议内容：
NOW, THEREFORE, under the principles of good faith, fairness and mutual benefits, after friendly discussions the Parties hereby agree as follows:

1. 定义及诠释
DEFINITION AND INTERPRETATION

除非另有说明，以下术语在本协议中使用时有如下含义：
Unless otherwise specified, the following terms shall have the following meanings when used herein:

商务部门 MOC	指中国商务部或其地方分支机构。 refers to the Ministry of Commerce of PRC or its local counterparts.
工作日 Business Day(s)	指周六、周日及中国法定公共假日之外的任何一日或多日，以北京时间为准。 refers to any day(s) which is not a Saturday or Sunday and not a public holiday in the PRC, Beijing time.
股权转让 Equity Transfer	指按照本协议规定拟进行的将目标股权从出让方转让至受让方的交易。 refers to the transfer of the Target Equity from the Transferor to the Transferee as contemplated under this Agreement.
法律 Law	指任何外国、中国中央政府、省政府或地方法律、法令、法典、条例、规则、法规、标准、命令或其它要求。 means any foreign, or PRC central government, provincial government or local law, statute, code, ordinance, rule, regulation, standard, order or other requirement.
租赁不动产 Leased Property	指公司租赁的不动产，其已在附录8.1(l)列明。 Means the property leased by the Company, as set forth in Schedule 8.1(l) hereof.
自有不动产 Owned Properties	指公司拥有的不动产，其已在附录8.1(l)列明。 Means the properties owned by the Company, as set forth in Schedule 8.1(l) hereof.
许可 Permit	指中国政府机构的任何批准、授权、同意、执照、许可或证书。 means any approvals, authorizations, consents, licenses, permits or certificates of a governmental body of PRC.
购买价款	指受让方根据本协议第3条将向出让方支付的用于购买

Purchase Price	目标股权的购买价款。 refers to the purchase price the Transferee will pay to the Transferor according to Article 3 of this Agreement to purchase the Target Equity.
工商局 SAIC	指中国国家工商行政管理总局或其地方分支机构。 refers to the State Administration for Industry and Commerce of the PRC or its local counterparts.

2. 股权转让
EQUITY TRANSFER

2.1 根据本协议的条款和条件，出让方同意向受让方出售和转让目标股权，受让方同意从出让方受让没有任何权利负担的目标股权及附着于或产生于该目标股权的一切权益、资格、利益和收益，包括对本协议签订后在目标股权上产生的任何股息或其他已宣布的分红的权利。
Subject to the terms and conditions of this Agreement, the Transferor agrees to sell and transfer the Target Equity to the Transferee, and the Transferee agrees to acquire from the Transferor the Target Equity free from any encumbrances and with all rights, titles, interest and benefits attached or accruing thereto, including all rights to any dividends or other distributions declared, paid or made in respect of the Target Equity after the date of this Agreement.

3. 购买价款
PURCHASE PRICE

3.1 目标股权的购买价款总额为美元6,299,213元（在本协议签署之日，折合人民币约42,000,000元）。
The total Purchase Price for the Target Equity shall be USD6,299,213 (equivalent to approximately RMB42,000,000 on the date of this Agreement).

3.2 购买价款应于公司获颁显示受让方持有公司60%股权的新营业执照（***新营业执照***）并且本协议第3.3条所列的先决条件成就或被受让方放弃后的三（3）个月内支付给出让方。
The Purchase Price shall be paid to the Transferor within three (3) months after issuance of the new business license of the Company reflecting that the Transferee holds 60% of equity interests in the Company (***New Business License***) and the satisfaction or waiver by the Transferee of the conditions precedent provided in Article 3.3.

3.3 在下列先决条件成就或被受让方放弃后，受让方应按照本协议第3.2条的规定支付购买价款：

Upon satisfaction, or waiver by the Transferee, of the following conditions precedent, the Transferee shall pay the Purchase Price according to Article 3.2 of this Agreement:

(a) 公司股东批准本次股权转让；
The Equity Transfer has been approved by the shareholder of the Company;

(b) 受让方对公司持续的尽职调查的结果满意；
The Transferee is satisfied with the result of the continued due diligence against the Company;

(c) 本次股权转让获得了商务部门的批准，且未实质性更改本协议拟进行之股权转让的条款和条件；
The Equity Transfer has been approved by MOC without substantially altering the terms and conditions of the Equity Transfer as contemplated under this Agreement;

(d) 双方签署公司的合资合同以及章程；
Execution by the Parties of both the joint venture contract and articles of association of the Company;

(e) 出让方已于交割日（定义见下文）当日或之前履行了本协议第5条规定的义务并令受让方满意；
The Transferor has fulfilled the obligations provided in Article 5 hereof on or prior to the Closing Date (as defined below) and to the satisfaction of the Transferee;

(f) 出让方、受让方、公司及张法河先生，其中国公民身份证号码为370920195403043912，应已就张法河先生向公司提供技术服务以及其在公司的权益之事宜签订在形式和内容上均令受让方满意的协议；
The Transferor, the Transferee, the Company, and Mr. Zhang Fahe whose PRC ID card no. is 370920195403043912 shall have entered into an agreement in form and substance satisfactory to the Transferee in respect of Mr. Zhang Fahe's provision of technological services to the Company and his interest in the Company;

(g) 宫永青女士，其中国公民身份证号码为370632196710305664，应已就在股权转让交割之后，其对出让方所持公司股权享有的权利从属于受让方对该股权的优先购买权事宜签订一份在形式和内容上均令受让方满意的承诺函；
Ms. Gong Yongqing whose PRC ID card no. is 370632196710305664 shall have executed a side letter in respect of subordination of her rights to the Transferee's right of first refusal against the Company's equity interests held

by the Transferor following the Closing of the Equity Transfer, in form and substance satisfactory to the Transferee;

(h) 公司应已取得法律（包括环境法律）要求的公司业务合法经营所需的所有许可（包括环境许可），且该许可应持续有效；
The Company shall have obtained all Permits (including environmental Permits) required under Law (including environmental Laws) for lawful operation of the Company's business and such Permits shall remain valid;

(i) 出让方在本协议第7.1条作出的陈述与保证自本协议签订之日起持续真实、准确和不具有误导性；以及
The Transferor's representations and warranties under Article 7.1 hereof shall be continuously true, accurate and not misleading as of the date of this Agreement; and

(j) 受让方应已收到本协议第6.2条所列之全部文件。
The Transferee shall have received all the items as set forth in Article 6.2 hereof.

3.4 购买价款应支付到出让方另行书面指定的账户。
The Purchase Price shall be paid to the bank account otherwise designated by the Transferor in writing.

4. 股权转让的审批与登记
APPROVAL AND REGISTRATION OF THE EQUITY TRANSFER

双方同意，其应在本协议签署日起三十（30）日内，备齐申请商务部门批准股权转让及完成其他相关事项的所有文件并向商务部门递交该等文件。
The Parties agree that within thirty (30) days upon execution of this Agreement they shall get ready all the documents relating to the approval by MOC for the Equity Transfer and complete other related matters and submit all such documents to MOC.

5. 出让方的其他义务
OTHER OBLIGATIONS OF THE TRANSFEROR

出让方承诺，在本协议签署后且股权转让完成（即公司的新营业执照颁发）之前：
The Transferor undertakes that, after the execution of this Agreement and before the completion of the Equity Transfer, i.e., the issuance of new Business License of the Company:

5.1 除非受让方书面批准或在公司的常规业务过程中，公司将不得签署任何金额在人民币10万元以上的合同或协议，且公司不得放弃或怠于行使其任何主张或权利。

Unless approved in writing by the Transferee or in ordinary course of the Company's business, the Company will not enter into any contract or agreement in an amount exceeding RMB100,000, and the Company shall not waive or be inactive in exercising any of its claims or rights.

5.2 出让方应促使公司仅按常规业务流程从事公司业务，并按正常的现金管理惯例管理现金。
The Transferor shall cause the Company to conduct the business of the Company only in the ordinary course of business and to manage cash in accordance with normal cash management practices.

5.3 出让方应促使公司保持(A) 公司拥有的或使用的所有资产和财产的现状，正常损耗和非因出让方和公司过错导致的损耗除外，以及(B)公司的所有财产和资产的保险，保险额与类型与本协议签署日有效的保险额与类型相当。
The Transferor shall cause the Company to maintain (A) all of the assets and properties of, or used by, the Company in their current condition, ordinary wear and tear not caused by the fault of the Transferor and the Company excepted, and (B) insurance upon all of the properties and assets of the Company in such amounts and of such kinds comparable to that in effect on the date of this Agreement.

5.4 出让方应促使公司(A)保持公司常规业务中的账册、账目和记录，(B)继续按常规程序催收应收账款和支付应付账款，且不给予额外折扣或加速付款，以及(C)遵守公司的所有合同和其它义务。
The Transferor shall cause the Company to (A) maintain the books, accounts and records of the Company in the ordinary course of business, (B) continue to collect accounts receivable and pay accounts payable using normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations of the Company.

5.5 出让方应确保本协议项下的股权转让能够被审批通过和合法登记。
The Transferor shall ensure that the Equity Transfer under this Agreement will be approved and duly registered.

5.6 出让方应促使张法河先生按本协议第3.3(f)条的要求签订一份协议，使得公司可在其存续期间内持续获得为正常业务经营而必需的技术服务。
The Transferor shall cause Mr. Zhang Fahe to enter into an agreement as required in Article 3.3(f) hereof to the effect that the Company will have access to continuous technology services necessary for its normal business operation during the term of the Company.

5.7 出让方应尽其最大努力使公司取得自有不动产的所有土地使用权证。
The Transferor shall use its best efforts to cause the Company to obtain all the land use right certificates for the Owned Properties.

5.8 出让方应尽其最大努力促使公司就承租租赁不动产事宜分别从土地所有人和主管政府机构取得必要的书面决议和/或批准。
The Transferor shall use its best efforts to cause the Company to obtain the necessary written resolution and/or approval from the landlord and competent government authorities respectively in respect of the lease of the Leased Property.

5.9 出让方应尽其最大努力促使公司就从租赁不动产用水事宜从主管政府机构取得取水许可和/或同意，并保证公司可持续性地从租赁不动产中取用充足的水源，并且一旦公司被拒绝使用租赁不动产中的水源，其将自行承担费用采取任何措施向公司提供额外的水源。
The Transferor shall use its best efforts to cause the Company to obtain the water-taking license and/or consent from competent government bodies in respect of the Company's use of water from the Leased Property and shall guarantee the continuous use of sufficient water by the Company from the Leased Property and to take any measures at his sole cost to provide additional water to the Company should its use of the water from the Leased Property is denied.

5.10 出让方应促使公司在所有重要方面遵守所有适用法律。
The Transferor shall cause the Company to comply in all material respects with all applicable Laws.

6. 交割
CLOSING

6.1 本次股权转让的交割（*交割*）应在新营业执照颁发之日起五（5）个工作日内在公司注册地址或双方另行同意的其他地点进行。
The closing of the Equity Transfer (the ***Closing***) shall take place at the registered address of the Company or other location as mutually agreed upon by the Parties (***Closing Place***) within five (5) business days upon issuance of the New Business License.

6.2 出让方应在交割日交付如下文件：
The Transferor shall deliver the following documents on the Closing Date:

(a) 新营业执照；
New Business License;

(b) 商务部门签发的批准证书和批复，批准本协议项下拟进行之股权转让且未实质性更改转让条款与条件；
The approval certificate and approval reply issued by the MOC which approves the Equity Transfer as contemplated under this Agreement without substantially altering the terms and conditions thereto;

(c) 出让方、受让方、张法河先生与公司之间正式签署的如本协议第3.3(f)条所述之协议；
The agreement described in Article 3.3(f) hereof as duly executed among the Transferor, the Transferee, Mr. Zhang Fahe and the Company;

(d) 宫永青女士正式签署的如本协议第3.3(g)条所述之承诺函；
The side letter duly executed by Ms. Gong Yongqing as described in Article 3.3(g) hereof;

(e) 公司正式签署的与本协议附件1所列格式实质相符的承诺函；以及
The side letter duly executed by the Company substantially in the form of Exhibit I hereof; and

(f) 公司的公章、财务印鉴及受让方要求的其他物品文件。
The company seal, financial seal, and any other items and materials requested by the Transferee.

7. 交割后核实
POST-CLOSING TRUE-UP

7.1 在交割日，出让方应促使公司向受让方交付一份截至交割日前一日结束营业时的公司财务报表(***交割日财务报表***)。该等交割日财务报表应在所有重大方面是完整和正确的，是根据公司在交割日以前期间准备财务报告时一贯适用的会计原则和方法准备的，公正地反映了其所示日期和期间的公司财务状况、运营结果和现金流量的所有重要方面。
On the Closing Date, the Transferor shall cause the Company to deliver to the Transferee financial statements of the Company as of the closing of business on the day immediately prior to the Closing Date (the ***Closing Financial Statements***). The Closing Financial Statements shall be complete and correct in all material respects, have been prepared in accordance with accounting principles and methods consistently applied by the Company in the preparation thereof throughout the periods presented prior to the Closing Date and present fairly in all material respects the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated therein.

7.2 受让方收到交割日财务报表后，受让方应有权促使公司聘请一家会计师事务所（相关费用由公司承担）在交割日后二十（20）个工作日内对交割日财务报表进行核实并出具核实报告（***核实报告***），且该会计师事务所应向双方递交一份核实报告的复本。
Upon receipt of the Closing Financial Statements by the Transferee, the Transferee shall have the right to cause the Company to engage an accounting firm (at the cost of the Company) to conduct a true-up on the Closing Financial Statements and to issue a true-up report thereof (***True-up Report***) within twenty

(20) Business Days following the Closing Date, and such accounting firm shall deliver a copy of the True-up Report to the Parties.

7.3 如果根据本协议第7.2条所述之核实报告，本协议规定的有关公司或出让方的任何声明、保证、承诺或约定被违反或未被履行，出让方应根据本协议第九条向受让方做出补偿。如果双方对于该等补偿事宜存在争议并且无法就此达成一致，双方应按照本协议第12条之规定将争议提交仲裁机构予以解决。
In the event that, according to the True-up Report set out in Article 7.2 herein, any of the representations, warranties, covenants or agreements relating to the Company or the Transferor under this Agreement has been breached or has not been performed, the Transferor shall indemnify the Transferee pursuant to Article 9 herein. If there exists any dispute among the Parties in relation to such indemnification and the Parties fail to reach an agreement thereon, the Parties shall submit such dispute to the arbitration agency for resolution pursuant to Article 12 herein.

8. 陈述及保证
REPRESENTATION AND WARRANTY

8.1 出让方向受让方做出如下陈述、保证及承诺：
The Transferor represents, warrants and undertakes to the Transferee as follows:

(a) 出让方拥有所有必要的权力、权限和法律能力以签署和交付本协议，并完成本协议拟进行之股权转让交易。出让方已采取所有必要的行动以正式授权和批准本协议的签署、交付和履行以及本协议拟进行之股权转让交易的完成。本协议一经签署即已获得出让方的正式和有效签署与交付，并且（假定受让方正式批准、签署和交付）本协议构成出让方合法、有效和具有约束力的义务，可根据其条款对出让方强制执行。
The Transferor has all requisite power, authority and legal capacity to execute and deliver this Agreement and to consummate the Equity Transfer contemplated hereby. The Transferor has taken all required actions to duly authorize and approve the execution, delivery and performance of this Agreement and the consummation of the Equity Transfer contemplated hereby. This Agreement has been, upon execution, duly and validly executed and delivered by the Transferor and (assuming due authorization, execution and delivery by the Transferee) this Agreement constitutes legal, valid and binding obligations of the Transferor, enforceable against the Transferor in accordance with its terms.

(b) 出让方是目标股权的记名与受益所有权人，其股权不受任何权益负担制约。出让方具有根据本协议出售、转让、出让及交付该目标股权的权力和权限，且该交付将把完好及可出售的、不受任何权益负担制约的目标股权转让给受让人。

The Transferor is the record and beneficial owner of the Target Equity, free and clear of any encumbrance. The Transferor has the power and authority to sell, transfer, assign and deliver such Target Equity as provided in this Agreement, and such delivery will convey to the Transferee the good and marketable Target Equity, free and clear of any encumbrance.

(c) 除附录8.1(c)另有规定外，除出让方外，无人在公司拥有任何股权或任何权利、主张或投资性利益。公司没有任何义务向出让方之外的任何第三方支付任何红利、本金、利息或进行任何其他形式的偿付。
Except otherwise set forth in Schedule 8.1(c), no person other than the Transferor owns any equity or any rights, claims, or interests of investment nature in the Company. The Company has no obligation to pay any dividends, principal, interests, or make any other payment to any third party other than the Transferor.

(d) 除出让方外，无人拥有任何公司股权或者在或对公司有任何主张、权利或利益。公司无义务（或有义务或以其他方式产生的义务）购买、回赎或收购其任何注册资本、注册资本中的股权或为此支付任何红利或进行任何分红。
No person other than the Transferor owns any equity interests of the Company or has any claim, right or interest in or to the Company. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its registered capital, equity interests therein or to pay any dividend or make any distribution in respect thereof.

(e) 出让方对本协议的签署和履行没有并且/或者也不会：
The execution and performance of this Agreement by the Transferor hereunder does not and/or will not:

(i) 违反可适用法律的规定，或与之冲突，或构成对其的违背；
Violate, conflict with or constitute a default under any provision of applicable Laws;

(ii) 与出让方作为一方或约束该方财产的其他协议发生冲突或导致对该等协议的违反，但怠于履行该等承诺及协议不会对本协议下拟进行之交易产生重大不利影响的除外；
Conflict with or result in a breach of any agreement to which the Transferor is a party or by which its properties are bound other than such covenants and agreements with respect to which failure to perform would not have a material adverse effect on the transactions contemplated by this Agreement;

(iii) 违反对出让方或该方财产具有约束力的任何法院、行政机关或政府机构的判决、命令、禁令、政令或裁决；或

Violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body, against or binding upon, the Transferor or its properties; or

(iv) 构成对适用于出让方或出让方财产的任何法律的违反。
Constitute a violation by the Transferor of any Laws applicable to the Transferor or its properties.

(f) 公司是根据中国法律合法成立并有效存续的有限公司。公司注册资本为人民币5,000,000元，已全额缴足。出让方是公司的唯一股东，持有公司100%的股权。直至本协议签署日及交割日，公司的净资产不得低于人民币5,000,000元。
The Company is a limited liability company duly incorporated and validly existing under PRC Laws. The Company's registered capital is RMB5,000,000 which has been paid up. The Transferor is the sole shareholder of the Company holding 100% equity interests in the Company. As at the date hereof and as of the Closing Date, the net assets of the Company shall not be less than RMB 5,000,000.

(g) 公司已经上报了所有应纳税收的纳税申报单，并且缴纳了所有应当缴纳的税收。本协议签订前两（2）年内，公司未因任何税收或征收、任何收到的补贴或奖励或任何社会保险费而被任何政府机构罚款或接受额外的评估调查。交割前，公司的财务税务处理符合适用的财务税务法律。对于可能发生的公司在交割前的经营活动中欠缴的税款或任何被有关政府机构决定征收的税务负担或罚款等，由出让方承担，并且出让方以其交割后持有的公司百分之四十（40%）的股权向受让方担保前述可能的税务负担或罚款将由出让方承担。
The Company has filed all tax returns, which it should have filed relating to all taxes and have paid all taxes, which have become due. During the two (2) years prior to this Agreement, no penalties or additional assessments have been imposed on the Company by any governmental body in respect of any tax or levy, any grant or premium received, or any social security premiums. The accounting and tax treatments of the Company are in compliance with applicable accounting and tax Laws before the Closing. The possible unpaid taxes or any other tax burdens or fines whatsoever imposed by relevant governmental body on the Company for its business operations prior to the Closing shall be borne by the Transferor, and the Transferor shall with its forty percent (40%) of equity interests in the Company after the Closing guarantee to the Transferee that he shall bear the above-mentioned tax burdens or fines, if any.

(h) 公司没有向任何第三人进行任何根据可适用法律为不合法的支付。
The Company has not made any payments to any third person, which is illegal under applicable Laws.

(i) 公司已向受让方交付了截止于2009年12月31日的公司资产负债表副本以及届时已终止年度的相关公司收入报表和现金流量表（以2009年12月31日为基准日（***基准日***），上述年度的财务报表，包括相关注释及其附件，以下合称为***财务报表***，并列于附录8.1(i)）。各财务报表在所有重大方面是完整和准确的，是根据公司在所示期间准备财务报告时一贯适用的会计原则和方法准备的，公正地反映了其所示日期和期间的公司财务状况、运营结果和现金流量的所有重要方面。公司已保存了适用法律要求的上述期间所有财务报表与记录。截止于2009年12月31日的公司资产负债表在本协议中称之为***基准日资产负债表***。

The Company has delivered to the Transferee copies of the balance sheets of the Company as at 31 December 2009 and the related statements of income and of cash flows of the Company for the year then ended (with 31 December 2009 being the base date (***Base Date***), the above fiscal year's financial statements, including the related notes and schedules thereto, collectively referred to herein as the ***Financial Statements*** and listed in Schedule 8.1(i)). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with the accounting principles and methods consistently applied by the Company, in the preparation thereof throughout the periods presented and presents fairly in all material respects the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated therein. The Company has maintained all financial statements and records for those periods of times and as required by applicable Law. The balance sheet of the Company as at 31 December 2009 is referred to herein as the ***Base Date Balance Sheet***.

(j) 公司无任何负债或债务，但以下除外(i)特别反映并完全保留在基准日资产负债表或交割日财务报表中的，以及(ii)自基准日以来，在公司常规业务过程中发生的且对公司无关紧要的（为免疑义，任何银行贷款或其他长期负债应不得被视为在常规业务中发生的负债或债务）。

The Company has no indebtedness or liabilities other than those (i) specifically reflected on and fully reserved against in the Base Date Balance Sheet or the Closing Financial Statements, and (ii) incurred in the ordinary course of business since the Base Date and that are immaterial to the Company (for the avoidance of doubt, incurring any bank loan or other long-term liabilities shall not be deemed as within the ordinary course of business).

(k) 自基准日起，(i)公司仅按其常规业务流程开展业务并且(ii)尚无任何事件、变动、事情或情形单独或作为整体已经或者可合理预见到将对公司的业务经营产生实质性不利影响。

since the Base Date (i) the Company has conducted its business only in the ordinary course of business and (ii) there has not been any event, change,

occurrence or circumstance that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect to the business operation of the Company.

(l) 附录8.1(l)载有公司不动产（*公司不动产*）的完整清单。公司对公司不动产具有完好和可出售的、不受任何权益负担制约的所有权或有效的租赁利益。与公司不动产有关的所有建筑、固定物和改建物(i)处于良好运行状态，没有任何结构上的瑕疵，位于其上的所有机械和其他系统处于良好运行状态，不存在任何需要重大维修、更改或纠正的状况，以及(ii)在所有方面适于、足以用于和适当用于其目前和预期的用途。坐落于公司不动产之主体财产之上的任何改建物均不构成法律上的违规使用或另行需要任何法律下的任何特别管理、变更或特别许可。不存在任何实际的或据公司或出让方所知悉，潜在的或拟进行的影响公司不动产或其任何部分的征用或征收程序，并且公司或出让方未收到任何政府机构或其他人关于准备占用或使用全部或部分公司不动产的任何口头或书面通知。
Schedule 8.1(l) sets forth a complete list of the Company's real property (***Company Property***). The Company has good and marketable title to, or a valid leasehold interest in, the Company Property, free and clear of all encumbrances. All of the buildings, fixtures and improvements in respect of the Company Property (i) are in good operating condition without structural defects, and all mechanical and other systems located thereon are in good operating condition, and no condition exists requiring material repairs, alterations or corrections and (ii) are suitable, sufficient and appropriate in all respects for their current and contemplated uses. None of the improvements located on properties that are the subject of the Company Property constitute a legally non-conforming use or otherwise require any special dispensation, variance or special permit under any laws. There does not exist any actual or, to the knowledge of the Company and the Transferor, threatened or contemplated condemnation or eminent domain proceedings that affect the Company Property or any part thereof, and none of the Company or the Transferor has received any notice, oral or written, of the intention of any governmental body or other person to take or use all or any part thereof.

(m) 公司拥有或租有从事其当前所从事及预期从事业务必需的所有建筑物、机械、设备以及其他有形财产。各该有形财产均无瑕疵（明显的或潜在的），根据正常的行业惯例而保存，处于良好的运行和维修（正常损耗除外）状态，适用于其当前被使用以及预期被使用之目的。
The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

(n) 不存在任何未决的或据公司或出让方所知悉，可能针对公司（或者未决的，或据公司或出让方所知悉，可能就公司的任何主管人员、董事或雇员代表公司所作的商业行为而提起的），或公司因其它原因是一方的，在任何政府机构提起的法律程序；而且，据公司和出让方所知悉，不存在任何此种法律程序的任何合理基础。公司未受制于任何命令，亦未违反或违背任何命令。公司未为收回应向其支付的钱款或为其承受的损害采取任何法律程序。不存在任何未决的或据公司或出让方所知悉，可能针对公司提起的或公司因其它原因是一方的与本协议或本协议项下拟进行之交易有关的法律程序。

There is no legal proceeding pending or, to the knowledge of the Company or the Transferor, threatened against the Company (or pending or, to the knowledge of the Company or the Transferor, threatened against any of the officers, directors or employees of the Company with respect to their business activities on behalf of the Company), or to which the Company is otherwise a party before any governmental body; nor to the knowledge of the Company nor the Transferor is there any reasonable basis for any such legal proceeding. The Company is not subject to any order, and the Company is not in breach or violation of any order. The Company is not engaged in any legal proceedings to recover monies due it or for damages sustained by it. There are no legal proceedings pending or, to the knowledge of the Company or the Transferor, threatened against the Company or to which the Company is otherwise a party relating to this Agreement or the transactions contemplated hereby.

(o) 公司目前拥有经营其当前经营和准备经营之业务所必需的所有重要的许可。公司未在任何重大方面违反或违背公司任何许可的任何条款、条件或规定，亦未发生随着时间流逝或给予通知或在该两种情形下将构成在任何重大方面违反或违背公司任何许可的任何条款、条件或规定的任何事件，而且，据公司或出让方所知悉，不存在可能构成任何此种违反或违背之基础的任何事实或情况。不存在任何未决的或据公司或出让方所知悉，可能的有关吊销、撤销或修改公司任何许可的法律程序。

The Company currently has all Permits that are required for the operation of its business as presently conducted and as presently intended to be conducted. The Company is not in default or violation, and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation, in any material respect of any term, condition or provision of any Permit of the Company, and to the knowledge of the Company or the Transferor, there are no facts or circumstances which could form the basis for any such default or violation. There are no legal proceedings pending or, to the knowledge of the Company or the Transferor, threatened, relating to the suspension, revocation or modification of any Permit of the Company.

(p) 公司的运营一直遵守所有适用的环保法律，包括取得、有效保持和遵守所有环保许可及不存在任何未决的或据公司或出让方所知悉，可能的撤销、修改或终止任何上述环保许可的行动或程序，以及据公司或出让方所知悉，目前没有任何事实、情形或状况可能对上述环保法和环保许可的持续遵守有不利影响，或需追加目前未作预算的资本支出以实现或保持对环保法和环保许可的持续遵守。

The operations of the Company are and have been in compliance with all applicable environmental Laws, which compliance includes obtaining, maintaining in good standing and complying with all environmental Permits and no action or proceeding is pending or, to the knowledge of the Company or the Transferor, threatened to revoke, modify or terminate any such environmental Permit, and, to the knowledge of the Company or the Transferor, no facts, circumstances or conditions currently exist that could adversely affect such continued compliance with environmental Laws and environmental Permits or require currently unbudgeted capital expenditures to achieve or maintain such continued compliance with environmental Laws and environmental Permits.

(q) 公司在所有重大方面均遵守适用于其业务、经营或资产的所有法律。公司未收到关于违反任何法律的任何通知或被指控违反任何法律。据公司或出让方所知悉，公司未因违反任何法律而受到任何政府机构的调查，而且，不存在可能构成任何此种违反之基础的任何事实或情况。

The Company is in compliance in all material respects with all Laws applicable to its business, operations or assets. The Company has not received any notice of or been charged with the violation of any Laws. To the knowledge of the Company or the Transferor, the Company is not under investigation by any governmental body with respect to the violation of any Laws and there are no facts or circumstances which could form the basis for any such violation.

(r) 自基准日起，公司业务未发生过任何重大不利变化。在不约束前述事项之普适性的前提下，自该日起：

Since the Base Date, there has not been any material adverse change to the business of the Company. Without limiting the generality of the foregoing, since that date:

(i) 除在其常规业务过程中为公平对价之目的，公司尚未出售、出租、转让或让渡其任何有形或无形的财产；

The Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

(ii) 公司未签订所涉金额超过人民币1,000万元的任何协议、合同、租约或许可（或一系列相关的协议、合同、租约以及许可），或在常规业务程序之外签订任何上述协议、合同、租约或许可；
The Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than RMB10,000,000 or outside the ordinary course of business;

(iii) 公司未加速、终止、更改或撤销其作为一方或受之约束的、所涉金额超过人民币1,000万元的任何协议、合同、租约或许可（或一系列相关的协议、合同、租约以及许可）；
The Company has not accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than RMB10,000,000 to which the Company is a party or by which it is bound;

(iv) 公司未在其任何有形或无形财产上设定任何权利负担；
The Company has not imposed any encumbrances upon any of its assets, tangible or intangible;

(v) 公司未进行所涉金额超过人民币1,000万元的任何资本支出（或一系列相关的资本支出），或在常规业务程序之外进行任何资本支出；
The Company has not made any capital expenditure (or series of related capital expenditures) either involving more than RMB10,000,000 or outside the ordinary course of business;

(vi) 公司未向任何其他人的证券或资产进行所涉金额超过人民币1,000万元的任何资本投资、提供任何贷款或进行任何收购（或一系列的相关资本投资、贷款以及收购），亦未在常规业务程序之外从事上述行为；
The Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, and acquisitions) either involving more than RMB10,000,000 or outside the ordinary course of business;

(vii) 公司未发行所涉金额单独超过人民币10万元或合计超过人民币100万元的任何票据、债券或其他债务证券或者为借款或资本化的租赁负债而创设、产生、承担或担保的任何负债；
The Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for

borrowed money or capitalized lease obligation either involving more than RMB100,000 singly or RMB1,000,000 in the aggregate;

(viii) 公司未在常规业务程序之外延迟或推迟支付应付账款及其他负债；
The Company has not delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

(ix) 公司未撤销、妥协、放弃或解除任何所涉金额超过人民币10万元的权利或主张，或在常规业务程序之外从事上述行为；
The Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than RMB100,000 or outside the ordinary course of business;

(x) 公司章程以及规章制度尚未变动或被授权做出变动；
There has been no change made or authorized in the charter or bylaws of the Company;

(xi) 公司未就其股本宣布、预留或支付任何红利或进行任何分红（不论以现金还是以实物方式）或者回赎、购买或以其他方式收购其任何股本；
The Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(xii) 公司财产未受到任何损害、破坏或损失（不论是否在保险范围内）且其正常生产未发生任何停产或变动；
The Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property or any stop or change in its normal production;

(xiii) 公司未在常规业务程序之外向其任何董事、主管人员和雇员提供任何贷款或达成任何其他交易；
The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business;

(xiv) 公司未在常规业务程序之外做出或承诺做出任何慈善或其他资本出资；
The Company has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business;

(xv) 在公司常规业务程序之外无任何其他重大事情、事件、事故、行动、未能采取行动或者交易；
there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Company;

(xvi) 公司未在常规业务程序之外解除重大责任或权利负担；
The Company has not discharged a material liability or encumbrance outside the ordinary course of business;

(xvii) 公司未提供任何贷款或支付预付款；
The Company has not made any loans or advances of money;

(xviii) 公司未披露任何保密信息；以及
The Company has not disclosed any confidential information; and

(xix) 公司未从事前述任何行为。
The Company has not committed to any of the foregoing.

8.2 受让方向出让方做出如下陈述、保证及承诺：
The Transferee represents, warrants and undertakes to the Transferor as follows:

(a) 受让方根据香港法律合法成立并有效存续，拥有完全的权限和权利签署并履行本协议；
The Transferee is duly incorporated and validly existing under the Hong Kong Laws and possesses sufficient authority and right to sign and implement this Agreement;

(b) 受让方已采取一切适当和必要的公司行为授权签署和履行本协议；及
The Transferee has taken all appropriate and necessary corporate actions to authorize the signing and implementation of this Agreement; and

(c) 受让方将履行本协议约定的各项义务并积极协助出让方履行出让方在本协议项下的义务。
The Transferee will perform all its obligations under this Agreement and actively assist the Transferor in performing the Transferor' obligations under this Agreement.

9. 补偿
INDEMNITY

9.1 本协议中包含的双方陈述与保证、根据本协议交付的任何证明应当在交割后无限期地继续有效。

The representations and warranties of the Parties contained in this Agreement, any certificate delivered pursuant hereto shall survive the Closing indefinitely.

9.2 出让方承诺对任何发生在交割之前的、对公司产生直接或间接责任或义务的事件，向受让方承担责任，并按本第9条的规定补偿受让方的损失。出让方理解并同意放弃其针对受让方的任何以诉讼时效为基础的针对本第9.2条规定事项之抗辩。
The Transferor undertakes to be responsible to the Transferee for any events occurring prior to the Closing which impose direct or indirect liabilities or obligations on the Company and to indemnify the Transferee for losses pursuant to this Article 9. The Transferor understand and agree hereby to waive any right of defense based on statute of limitations against any claims made by Transferee in connection with this Article 9.2.

9.3 出让方特此同意补偿受让方且使受让方不受任何以及所有的损失，如果该损失是：
The Transferor hereby agree to indemnify and hold the Transferee harmless from and against any and all losses, if such losses are:

(i) 基于或可归因于或源于在本协议签署日及在交割日，出让方或公司在本协议中所做出的任何陈述或保证未能做到在所有方面均是真实正确的；
based upon, attributable to or resulting from the failure of any of the representations or warranties in this Agreement in respect of the Transferor or the Company to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date;

(ii) 基于或可归因于或源于出让方或(在交割之前)公司违反本协议项下的任何承诺或其他约定；或者
based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Transferor or (prior to the Closing) the Company under this Agreement; or

(iii) 基于或可归因于或源于在交割日时或之前已经存在的状况或公司在该状况上的作为或不作为，并根据法律而产生的任何法律责任。
based upon, attributable to or resulting from any legal liability under the Laws arising as a result of the situation already existing on or prior to the Closing Date, or the Company's act or omission in connection therewith.

9.4 受让方特此同意补偿出让方且使出让方不受任何以及所有的损失，如果该损失是基于或可归因于或源于在本协议签署日及在交割日，受让方在本协议中所做出的任何陈述或保证未能做到在所有方面均是真实正确的。
The Transferee hereby agree to indemnify and hold the Transferor harmless from and against any and all losses, if such losses are based upon, attributable to or resulting from the failure of any of the representations or warranties in this

Agreement in respect of the Transferee to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date.

9.5 除非本协议另有规定，出让方根据本协议做出的所有补偿均应直接支付给受让方。如果经税务局确认，任何第九条项下的补偿支付为收到该支付的一方的应付税额，支付方应补偿收到该支付的一方因收到该补偿而发生的任何税款及收到该支付的一方承受的与该税款相关的任何损失(或者任何与该税款相关的经确认的亏损、权利主张、要求、起诉、诉讼、程序、判决或评估，包括抗辩或和解)。双方就此确认，除非本协议另有规定，出让方根据本协议做出的所有补偿均应直接支付给受让方。
Except as provided otherwise herein, all indemnity by the Transferor hereunder shall be made to the Transferee directly. If any indemnity payment under Article 9 is determined by any tax authority to be taxable to the Party receiving such payment, the paying Party shall also indemnify the Party receiving such payment for any taxes incurred by reason of the receipt of such payment and any losses incurred by the Party receiving such payment in connection with such taxes (or any determined deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such taxes).

10. 协议终止 TERMINATION

10.1 如出让方构成对本协议的根本违约（见本协议第11条），则受让方有权以书面通知的方式终止本协议，该通知即时生效。
In case the Transferor conduct a material breach (see Article 11 hereof) under this Agreement, the Transferee shall be entitled to terminate this Agreement by serving notice in writing to the other Party with immediate effect.

10.2 非因受让方过错导致交割未能实现或未能于本协议签署之日起四（4）个月内实现，受让方有权终止本协议。
In the event that the Closing does not occur or does not occur within four (4) months from the date of this Agreement not due to Transferee's faults, Transferee shall be entitled to terminate this Agreement.

10.3 本协议之终止不影响本协议中关于保密、违约责任以及争议解决条款的效力，该等条款继续保持其完全的效力。
The termination of this Agreement shall be without prejudice to the provisions contained in this Agreement concerning confidentiality, liability for breach of contract and settlement of disputes which shall remain in full force and effect.

11. 违约及责任 BREACH AND LIABILITIES

11.1 在本协议签署后，如出让方拒不将目标股权转让给受让方，或因可归咎于出让方的原因导致交割未能实现或未能于本协议签署之日起四（4）个月内实现，则出让方构成对本协议的根本违反。
After this Agreement is executed, if the Transferor refuses to transfer the Target Equity to the Transferee, or for reasons attributable to the Transferor the Closing does not occur or does not occur within four (4) months from the date of this Agreement, the Transferor constitutes a material breach of this Agreement.

11.2 如出让方违反本协议项下的任何义务或违反本协议第7条中其所作出的陈述与保证，且未能在受让方向其发出关于该等违约的书面通知后三十（30）日内使该等违约行为得到纠正或弥补，则出让方应被视为根本违约。
If the Transferor violates any obligations under this Agreement or the representation and warranties under Article 7 of this Agreement, and the Transferor fails to correct or remedy such violation within thirty (30) days after issuance of a written notice regarding such violation by the Transferee, the Transferor shall be deemed as having committed a material breach.

11.3 如受让方未能够按照本协议规定进行支付，则出让方可就未付金额向受让方主张按未付金额每日0.03%的费率支付滞纳金，若该延迟支付持续三十（30）日，则受让方构成根本违约。
In the event that the Transferee fails to make the payment in accordance with this Agreement, the Transferor may claim late penalties against Transferee for the outstanding amount at the rate of 0.03% of the outstanding amount per day. If such delay continues for thirty (30) days, Transferee shall constitute a material breach.

12. 适用法律和争议解决
GOVERNING LAW AND SETTLEMENT OF DISPUTES

本协议的订立、执行、效力及解释均适用中国法律。凡因本协议而产生或与本协议有关的任何争议、争执或权利主张，包括有关其存续、有效性或终止的任何问题，双方应首先争取通过友好协商解决。如果在协商开始后六十（60）日内或双方互相商定的上述六十（60）日期间的延长期限内，争议没有以这种方式解决，则任何一方可将争议应提交中国国际经济贸易仲裁委员会上海分会（***仲裁委员会***）根据其届时有效的仲裁规则在上海进行仲裁。仲裁应以英语进行。仲裁庭包括三（3）名仲裁员，双方各自指定一（1）名仲裁员，第三名仲裁员由仲裁委员会指定且为首席仲裁员。所有仲裁员都应精通中文和英文。所有中文或英文的相关材料均可被提交到仲裁庭并被仲裁庭接受为证据，无需翻译。仲裁费用，包括但不限于律师费，应由败诉方负担。
The conclusion, implementation, validity and interpretation of this Agreement shall be governed by the Laws of PRC. If any dispute, controversy or claim arises out of or in connection with this Agreement, including any question

regarding its existence, validity or termination, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations. If the dispute is not resolved in this manner within sixty (60) days after the commencement of consultation, or within any mutually agreed extension of such sixty (60) days period, then either Party can submit the dispute for arbitration to China International Economic and Trade Arbitration Commission Shanghai Sub-commission (***Arbitration Commission***) in Shanghai for arbitration in accordance with its then effective arbitration rules. The arbitration shall be conducted in English. The arbitration tribunal shall consist of three (3) arbitrators, in which the Parties shall each appoint one (1) arbitrator and the third arbitrator shall be appointed by the Arbitration Commission and shall serve as the chief arbitrator. All the arbitrators shall be proficient both in Chinese and English. All the relevant materials in Chinese or English can be submitted and accepted as admissible evidences before the arbitration tribunal and need not to be translated. The costs of arbitration including but not limited to attorney's fee shall be borne by the losing Party.

13. 税费
TAXES AND FEES

因出售和购买公司目标股权而产生的税费（若有）由每一方按照中国法律的要求各自承担。除本协议另有明确规定外，每一方应各自承担其因参与本协议的准备、洽谈以及履行而产生的费用。
Each Party shall be responsible for its own taxes and fees (if any) arising out of the purchase and sale of the Target Equity of the Company in accordance with the PRC Laws. Save as otherwise expressly provided herein, each Party shall bear its own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

14. 保密
CONFIDENTIALITY

双方应严格保守其所知道的与他方及其关联方有关的全部商业秘密及其他未公开信息，并防止任何形式的泄露，除非该信息非因出让方或受让方的过错而成为公开信息，或者该披露是法律所要求的。
The Parties shall keep strictly confidential all the trade secrets and other undisclosed information that it knows about the other Parties and its related parties and prevent any form of disclosure until and unless such information enters the public domain by no fault of the Transferor or the Transferee or the disclosure is required by Law.

15. 不可抗力
FORCE MAJEURE

如果或当本协议因不可抗力事件（包括但不限于地震、台风、水灾和战争）的影响而不能履行或不能完全履行时，受影响的一方应立即将将该情况以电报或其他书面形式通知另一方，并在十（10）天内提供反映不可抗力的详情，其无法全部或部分履行本协议的原因或者需要延期履行的有效证明。视不可抗力事件对本协议履行的影响程度，双方应协商决定是否终止本协议、解除受影响一方履行本协议的责任或者延期履行本协议。受不可抗力事件影响的一方应采取一切必要的补救措施以减少因不可抗力事件而造成的损失。否则其不能就因未履行本协议而造成的损失免责。

If and when this Agreement cannot be implemented or fully implemented due to the impact of a force majeure event (including but not limited to earthquake, typhoon, flood and war), the affected Party shall immediately notify the other Parties of the situation by telegram or otherwise in writing and, within ten (10) days, submit valid proof showing the details of the force majeure event, the reasons for its failure to implement this Agreement in whole or in part, or the need to extend the period of implementation of this Agreement. Based on how seriously the implementation of this Agreement has been affected by the force majeure event, the Parties shall decide through consultations whether to terminate this Agreement, relieve the affected Party from responsibility for its implementation, or extend the implementation thereof. The Party affected by any such force majeure event shall take all the necessary remedial measures to reduce the losses caused by the force majeure event. Otherwise, it shall not be exempted from liability for losses resulting from its failure to implement this Agreement.

16. 通知
NOTICES

所有本协议下的通知和其它通讯应以书面形式进行，并在下列情况下视为送达：(i) 以专人递送的方式（以书面确认收据为准），(ii) 以传真的方式（以传输书面确认为准）或(iii) 通过EMS、DHL或FEDEX三家有良好声誉的国际快递公司中任何一家的隔天快递，发出后一个工作日（以书面确认收据为准）或者如为国际快递，则为派件后三（3）个工作日，任何一种情况均发往下述地址和传真号码(或发到一方根据本款对另一方特别通知的其他地址或传真号码)：

All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by any of the following reputable international overnight courier: EMS, DHL or FEDEX (with written confirmation of receipt) or three (3) Business Days after such dispatch in the case of international deliveries, in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a Party may have specified by notice given to the other Party pursuant to this provision):

如果发给出让方，致：
If to the Transferor, to:

刘东强
Liu Dongqiang
地址：中国山东省文登市文登营工业园文登市华海有限公司
Address: Wendeng City Huahai Co., Ltd., Wendengying Industrial Park, Wendeng City, Shandong Province, PR. China
传真号码/ Facsimile：+86 631 8663-899
收件人：刘东强先生
Attention: Mr. Liu Dongqiang

如果发给受让方，致：
If to the Transferee, to:

SunSi Energies Hong Kong Limited
地址：中国香港中环康乐广场一号401室
Address: 401 Jardine House, 1 Connaught Place, Central, Hong Kong, PR China
传真号码/Facsimile: +1 646 205 0292
收件人：Richard ST-Julien
Attention: Richard ST-Julien

中华人民共和国大陆与香港之间的快递应视为国际快递。
A delivery between the mainland of the People's Republic of China and Hong Kong shall be considered an international delivery.

17. 转让
ASSIGNMENT

未经另一方书面同意，本协议不得部分或全部转让给任何第三方。
This Agreement shall not be assigned in part or in total to any third party without written agreement by the other Party.

18. 附件/附录
EXHIBITS/SCHEDULES

本协议的附件和附录特此并入本协议，作为本协议的一部分，并构成本协议的一个不可或缺的组成部分。本协议附有的或提及的所有附件和附录特此并入本协议，作为本协议的一部分，就如全文载于本协议一样。附件或附录中使用的任何术语若未在该附件或附录中另行定义，应按本协议中的定义解释。本协议的所有附录均为出让方和公司在本协议签署日向受让方披露的有关本协议所列陈述与保证的除外事项或补充信息。
The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and

21

Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. All the Schedules to this Agreement set out exceptions or supplemental information to the representations and warranties set forth in this Agreement disclosed as the date hereof to the Transferee by the Transferor and the Company.

19. 生效
EFFECTIVENESS

本协议自双方或其代表签署之日起生效并对各方发生法律约束力。为避免疑义，本协议项下的股权转让只有经商务部门批准之后才有效。
This Agreement shall become effective and binding as to the Parties hereto as of the date of its execution by or on behalf of the Parties hereto. For the avoidance of doubt, the transfer of the Target Equity contemplated under this Agreement shall become effective only after the approval of such transfer by the MOC.

20. 语言
LANGUAGE

本协议以中英文两种语言书就，两种语言具有同等效力。如两种语言之间有不一致的地方，则以中文为准。本协议一式十（10）份，出让方执两（2）份原件，受让方执两（2）份原件，其余六（6）份原件由公司持有，用于相关审批登记和公司存档之用。每份原件具有同等效力。
This Agreement is written in Chinese and in English, and each language shall be equally effective. In case of any discrepancy between the two languages, Chinese shall prevail. This Agreement has ten (10) originals, with the Transferor holding two (2) originals and the Transferee holding two (2) originals, and the Company holding the remaining six (6) originals for approval, registration and filing purposes, and each original shall have the same effect.

（以下刻意留白，随后为签字页）
(THE BELOW OF THIS PAGE IS LEFT BLANK INTENTIONALLY, SIGNATURE PAGE TO FOLLOW)

（股权转让协议之签字页）

(SIGNATURE PAGE OF THE EQUITY TRANSFER AGREEMENT)

有鉴于此，本协议经双方签署后自文首所载日期成立。

IN WITNESS THEREOF, this Agreement shall be concluded as of the date first written above after being executed by the Parties.

出让方/Transferor:
刘东强先生
Dongqiang LIU

受让方/Transferee:
Sunsi Energies Hong Kong Limited

由：
By: ________________
姓名/Name: Richard ST-Julien
职务：总裁
Title: President

附件1公司承诺函
EXHIBIT I SIDE LETTER OF THE COMPANY

2010年[ ]月[ ]日
[ ], 2010

本承诺函涉及的是刘东强先生，一位中华人民共和国籍公民（*出让方*）与Sunsi Energies Hong Kong Limited，一家根据香港法律组建的公司（*受让方*）于2010年[ ]月[ ]日签署的股权转让协议（*转股协议*）。本承诺协议中使用的但未另行定义的每个术语应具有转股协议中赋予该等术语的含义。
Reference is made to that certain Equity Transfer Agreement, dated as of [__], 2010 (the ***ETA***), between Mr. Liu Dongqiang, a citizen of the People's Republic of China (***Transferor)*** and Sunsi Energies Hong Kong Limited, a company organized under the laws of Hong Kong (***Transferee***). Capitalized terms used but not otherwise defined herein shall have the respective meaning assigned to such terms in the ETA.

作为受让方签署转股协议的一个条件和主要动因，文登和谐硅业有限公司（*公司*）特此同意，将完全而明确地遵守和受制于转股协议列明的涉及公司作为或不作为的每一项声明、保证、承诺或约定，如同公司为转股协议的缔约方一般。公司进一步向受让方保证，其将对任何受让方以转股协议列明的涉及出让方和/或公司作为或不作为的每一项陈述、保证、承诺或约定为基础而可能对出让方和/或公司的任何以及全部主张承担连带责任，并放弃就该等主张的基础向任何有管辖权的法院和/或仲裁庭提起争议的权利。本承诺函自文首所注日期起生效，至下述任一事件较早发生时终止：（i）转股协议根据其条款而终止，或（ii）转股协议项下拟进行之交易完成。
As a condition and material inducement to the willingness of the Transferee to enter into the ETA, Wendeng He Xie Silicon Co., Ltd. (***Company***) hereby agrees to fully and unequivocally comply with and be bound by each of the representations, warranties, covenants or agreements involving the Company's act or omission under the ETA, as though the Company were a party to the ETA. The Company further undertakes to the Transferee that it shall be held jointly and severally liable for any and all claim the Transferee may have against the Transferor and/or the Company on the basis of any of the representations, warranties, covenants or agreements involving the Transferor and/or the Company's act or omission under the ETA, and hereby waives its right to raise dispute before any court and/or arbitration tribunal of competent jurisdiction against the basis of such claim. This Side Letter is effective as of the date first above written and shall terminate upon the earlier of (i) the termination of the ETA in accordance with the terms thereof or (ii) the consummation of the transactions contemplated by the ETA.

本承诺函应对本承诺函各方具有约束力，并仅对其带来利益。本承诺函的任何规定，无论明示或暗示的，均非旨在授予或应赋予任何其他人本承诺函项下或因本承诺函引起的任何性质的任何权利、利益或补救。

This Side Letter shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Side Letter, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Side Letter.

本承诺函各方同意，若本承诺函未曾或未按其特定条款履行，或者被违反，将造成不可挽回的损失。本承诺函各方同意，如公司违反或可能违反本承诺函中所包含的任何承诺或义务，受让方应有权获得（除其可获得的任何其他救济（包括金钱损害赔偿）之外）(a)实际履行判决或命令，以执行对该承诺或义务的遵守和履行，以及(b)阻止该项违约或潜在违约的禁令。
The Parties hereto agree that irreparable damage would occur in the event that any provision of this Side Letter was, or is, not performed in accordance with its specific terms or was, or is, otherwise breached. Each Party hereto agrees that, in the event of any breach or threatened breach by the Company of any covenant or obligation contained in this Side Letter, the Transferee shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

本承诺函不可转让（无论基于合并、法律的实施或是其他途径）。
This Side Letter shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

本承诺函由适用于在中国签署并履行之合同的中国法律管辖并据其解释。源于本承诺函或与本承诺函相关的任何纠纷、争议或主张（包括但不限于，与本承诺函的效力、解释、履行、修订和终止相关的纠纷或主张）均应根据转股协议中的争议解决部分解决，前提是出让方和公司应共同指定一名仲裁员，受让方应指定另外一名仲裁员，第三名仲裁员应由仲裁委员会指定。
This Side Letter shall be governed by, and construed in accordance with Chinese laws applicable to contracts executed in and to be performed in China. Any dispute, controversy or claim that arises from this Side Letter or is related to this Side Letter (including, without limitation, disputes or claims with respect to the effectiveness, interpretation, performance, amendment and termination of this Side Letter) shall be resolved in accordance with the dispute resolution section of the ETA, provided that the Transferor and the Company shall jointly appoint one arbitrator, and the Transferee shall appoint another arbitrator, with the third to be appointed by the Arbitration Commission.

未经本承诺函各方签署书面文件，本承诺函不可修正或修改。
This Side Letter may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

本承诺函各方已于文首注明日期正式签署与交付本承诺函，以昭信守。
IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Side Letter as of the date first above written.

Sunsi Energies Hong Kong Limited

由：
By: ____________________________
姓名：
Name:
职务：
Title:

文登和谐硅业有限公司
Wendeng He Xie Silicon Co., Ltd.

由
By: ____________________________
姓名：
Name:
职务：
Title:

刘东强
Liu Dongqiang

由
By: ____________________________
姓名：
Name:
职务：
Title:

[公司承诺函之签署页]
[Execution Page of the Side Letter by the Company]

附录8.1(C)

SCHEDULE 8.1(C)

根据文登市华海化工有限公司与张法河先生于2009年3月2日签订的一份项目合作合同，张法河先生将向出让方设立的一家三氯氢硅生产企业（规划年产量2万公吨）提供技术协助，以换取该生产企业（即公司）的相应权益。

Pursuant to a project cooperation contract entered into between Wendeng City Huahai Chemical Co., Ltd. and Mr. Zhang Fahe on 2 March 2009, Mr. Zhang Fahe will provide technical assistance to a trichlorosilane production facility established by the Transferor with projected annual production output of 20,000 MT in exchange for certain interests in such production facility which is the Company.

附录8.1(I)
SCHEDULE 8.1(I)

公司2009年度财务报表
Financial Statements of the Company for 2009

附录8.1(L)
SCHEDULE 8.1(L)

I. 自有不动产
Owned Property

(i) 位于中国山东省文登市米山镇北郑格村北的面积为20,888平方米的土地，其土地使用权证编号为文国用（2010）第080003号，由文登市人民政府于2010年4月12日颁发；
The land having an area of 20,888 square meters which is located in the north of North Zhengge Village Mishan Town, Wendeng City, Shandong Province, the PRC, with its land use right certificate no. being Wen Guo Yong (2010) No. 080003 as issued by the People's Government of Wendeng City on 12 April 2010;

(ii) 与上述(i)中所述土地相邻、面积为14,935平方米的土地，公司工厂坐落于该土地上，出让方预期将于2010年12月取得该土地的土地使用权证；
The land having an area of 14,935 square meters which is adjacent to the land mentioned in item (i) above on which the factory of the Company is located, and for which the Transferor expects to receive the land use right certificate by December 2010;

(iii) 与上述(i)中所述土地相邻、面积为6,198平方米的土地，公司工厂坐落于该土地上，出让方将尽快办理取得该土地之土地使用权的手续；以及
The land having an area of approximately 6,198 square meters which is adjacent to the land mentioned in item (i) above on which the factory of the Company is located, and for which the Transferor expects to go through the formality to obtain the land use right as soon as possible; and

(iv) 坐落于上述(i)至(iii)所述土地上的建筑、固定物及改建物。
The buildings, fixtures and improvements located on the land described in items (i) to (iii).

II. 租赁不动产
Leased Property

(i) 公司根据其与文登市米山镇南郑格村之间于2009年5月2日签订的一份关于公司为其生产用水而承租一块土地筑坝蓄水、为期50年的土地租赁协议，从文登市米山镇南郑格村承租的面积为2亩（约1,334平方米）的土地。
The land having an area of 2 mu (approximately 1,334 square meters) which the Company leases from the South Zhengge Village, Mishan Town, Wendeng City pursuant to a land lease agreement with a term of 50 years entered into between the foregoing parties on 2 May 2009 in respect of leasing a land for the Company to build dam to reserve water for its production use.